Exhibit 99.1

Catasys Reports Third Quarter 2016 Financial Results

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Revenue grew 148% year-over-year; deferred revenue grew 88% YTD

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Patient enrollment increased by more than 59% YTD from 2015

LOS ANGELES, November 15, 2016 -- Catasys, Inc. (OTCQB: CATS), a provider of proprietary data, predictive analytics modeling and integrated treatment solutions for anxiety, depression and substance use disorders to health plans, today reported financial results for the third quarter ended September 30, 2016.

“For the third quarter of 2016, revenue increased year-over-year by 148 percent, from $0.5 million to $1.3 million, compared to the same period last year. Deferred revenue increased by $430,000 during the quarter September 30, 2016 to $3.2 million.  We continued to demonstrate strong growth in the third quarter with growing enrollment and revenue.  Customer-specific limitations and restrictions and changes to their underlying populations damped significantly greater growth.  Looking forward to 2017, untethered by these limitations and restrictions, and with imminent implementation of relatively large new customers in the final stages of contract negotiation and the expansion of existing customers we anticipate significant increases in our equivalent lives, enrollment and revenue.” said Rick Anderson, President and COO of Catasys.

Third Quarter 2016 Financial Highlights

●	Enrollment increased by 39% compared to the three months ended September 30, 2015.

●	Revenue was $1.3 million for the third quarter of 2016, an increase of 148% compared to $538,000 during the same period in 2015.

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Deferred revenue was $3.2 million at September 30, 2016, an increase of $1.5 million, or 88%, compared to $1.7 million at December 31, 2015. When fees are received in advance, deferred revenue is recognized over the period the member is enrolled. Any fees subject to performance guarantees are deferred until such time as those performance standards are met; generally calculated annually. Catasys has historically been able to record its deferred revenue as actual revenue during the course of the business cycle, except for limited cases where members terminated from the program early.

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Net loss was $(7.4) million, or $(0.13) per basic and diluted share, for the third quarter of 2016, compared to a net loss of $(7.5) million, or $(0.16) per basic and diluted share, for the third quarter of 2015.

●	General and administrative expenses were $2.2 million for the third quarter of 2016, an increase of 12% compared to $2.0 million for the third quarter of 2015.

●	Total operating expenses were $3.5 million for the third quarter of 2016, compared to $2.7 million for the third quarter of 2015.

Nine Month 2016 Financial Highlights

●	Enrollment increased by 59% compared to the nine months ended September 30, 2015.

●	Revenue was $3.3 million for the nine months ended September 30, 2016, an increase of 128% compared to $1.4 million during the same period in 2015.

●	Loss from operations improved by $716,000 for the nine months ended September 30, 2016.

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Net loss was $(16.4) million, or $(0.30) per basic and diluted share, for the nine months ended September 30, 2016, compared to a net loss of $(8.3) million, or $(0.23) per basic and diluted share, for the nine months ended September 30, 2015. The increased net loss was primarily due to a change in the fair value of warrant liability offset by a decreased operating loss, an increase in interest expense, and changes in derivative liabilities.

●	General and administrative expenses were $6.5 million for the nine months ended September 30, 2016; a decrease of 8% compared to $7.1 million for the nine months ended September 30, 2015.

●	Total operating expenses were $10.0 million for the nine months ended September 30, 2016, compared to $8.9 million for the nine months ended September 30, 2015.

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare solutions to health plans and their members through its OnTrak program. Catasys' OnTrak program--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient program.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is available to eligible members in Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, North Carolina, New Jersey, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. For further information, please visit www.catasys.com.

1 The term “Equivalent Lives” (“EL”) is calculated based on the number of people eligible, or anticipated to be eligible, to be enrolled into OnTrak™ under Catasys’ contracts with health care plans.  Considering Medicare, Medicaid and Dual Eligible plans generally have a higher prevalence of eligible members than commercial health plans and contracts that cover depression and anxiety have greater eligibility than those that cover just substance dependence, EL converts all plans to an equivalent amount of lives for comparison purposes.  EL will generally be higher, and in some cases, significantly higher than the actual number of adults covered under the health plan Catasys is contracted with.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(In thousands, except for number of shares)	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$1,843	$916
Receivables, net of allowance for doubtful accounts of $0 and $0, respectively	889	590
Prepaids and other current assets	305	575
Total current assets	3,037	2,081
Long-term assets
Property and equipment, net of accumulated depreciation of $1,581 and $1,491, respectively	445	412
Deposits and other assets	371	387
Total Assets	$3,853	$2,880

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$818	$753
Accrued compensation and benefits	1,892	1,703
Deferred revenue	3,231	1,683
Other accrued liabilities	551	682
Short term debt, related party, net of discount of $978 and $0, respectively	8,647	-
Short term derivative liability	8,676	-
Total current liabilities	23,815	4,821
Long-term liabilities
Deferred rent and other long-term liabilities	138	198
Capital leases	40	66
Long term debt, related party, net of discount of $0 and $0, respectively	-	3,662
Long term derivative liability	-	2,348
Warrant liabilities	4,441	509
Total Liabilities	28,434	11,604

Stockholders' deficit
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 55,053,458 and 55,007,761 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6	6
Additional paid-in-capital	253,621	253,053
Accumulated deficit	(278,208)	(261,783)
Total Stockholders' Deficit	(24,581)	(8,724)
Total Liabilities and Stockholders' Deficit	$3,853	$2,880

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Healthcare services revenues	$1,336	$538	$3,287	$1,443

Operating expenses
Cost of healthcare services	1,253	720	3,381	1,655
General and administrative	2,195	1,968	6,518	7,124
Depreciation and amortization	38	30	102	94
Total operating expenses	3,486	2,718	10,001	8,873

Loss from operations	(2,150)	(2,180)	(6,714)	(7,430)

Other income	15	20	90	41
Interest expense	(3,215)	(1,209)	(4,139)	(2,321)
Loss on disposal of intangible assets	-	(88)	-	(88)
Loss on exchange of warrants	-	-	-	(4,410)
Change in fair value of derivative liability	(3,484)	(5,027)	(6,328)	(5,027)
Change in fair value of warrant liability	1,423	1,007	673	10,915
Loss from operations before provision for income taxes	(7,411)	(7,477)	(16,418)	(8,320)
Provision for income taxes	2	3	7	7
Net loss	$(7,413)	$(7,480)	$(16,425)	$(8,327)

Basic and diluted net loss from operations per share:	$(0.13)	$(0.16)	$(0.30)	$(0.23)

Basic and diluted weighted number of shares outstanding	55,044	47,638	55,020	36,181

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Nine Months Ended
(In thousands)	September 30,
	2016	2015
Operating activities:
Net loss	$(16,425)	$(8,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	102	94
Loss on disposal of intangible assets	-	88
Amortization of debt discount and issuance costs included in interest expense	3,673	2,166
Warrants issued for services	-	112
Provision for doubtful accounts	46	65
Deferred rent	(52)	(58)
Share-based compensation expense	523	1,223
Common stock issued for consulting services	-	172
Fair value adjustment on warrant liability	(673)	(10,915)
Loss on exchange of warrants	-	4,410
Fair value adjustment on derivative liability	6,328	5,027
Changes in current assets and liabilities:
Receivables	(345)	71
Prepaids and other current assets	270	136
Deferred revenue	1,548	1,200
Accounts payable and other accrued liabilities	554	664
Net cash used by operating activities	$(4,451)	$(3,872)

Investing activities:
Purchases of property and equipment	$(102)	$(18)
Deposits and other assets	16	(87)
Net cash used by investing activities	$(86)	$(105)

Financing activities:
Proceeds from the issuance of common stock and warrants	$-	$463
Proceeds from the issuance of convertible debt, related party	-	5,910
Payments on convertible debenture	-	(2,681)
Proceeds from the issuance of senior promissory note, related party	5,505	-
Proceeds from advance from related party	225	-
Payment on advance from related party	(225)	-
Transactions costs	-	(185)
Capital lease obligations	(41)	(13)
Net cash provided by financing activities	$5,464	$3,494

Net increase (decrease) in cash and cash equivalents	$927	$(483)
Cash and cash equivalents at beginning of period	916	708
Cash and cash equivalents at end of period	$1,843	$225

Supplemental disclosure of cash paid
Interest	$-	$190
Income taxes	$46	$40
Supplemental disclosure of non-cash activity
Common stock issued for exercise of warrants	$45	$-
Property and equipment acquired through capital leases and other financing	$34	$7

Contact:

Amy Talebizadeh

Catasys, Inc.

P: 310-444-4300

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